EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT Agreement (the "Agreement") is made and entered into on the 7th day of December, 2000 by and between MCY Music World, Inc., a Delaware corporation with offices at 1133 Sixth Avenue, New York, New York 10036 (the "Company"), and Nick Kromenacker, an individual residing at 6211 East Orchard Drive, Greenwood Village, Colorado 80111 ("Executive").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Company desires to employ Executive as its Senior Vice President, Technology Services; and

                  WHEREAS, Executive desires to gain employment with the Company as its Senior Vice President, Technology Services under the terms and conditions herein stated;

                  NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements hereinafter set forth, the parties hereby agree as follows:

         1. TERM. The Company hereby employs Executive, and Executive hereby accepts employment hereunder, for a term of thirty-six months (the "Term") commencing on the date hereof, subject to prior termination as provided in
Section 8 herein. The Term may be extended by mutual agreement of the Company and the Executive on a month to month basis after the initial thirty-six month period.

2.POSITION  AND DUTIES.  Executive  shall  serve as the Senior  Vice  President,
  Technology Services and NeTrax Division of the Company and of its corporate parent, MCY.com, Inc. ("MCY") and shall devote 100% of his working time to the Company. Executive shall work Monday through Friday in the Company's New York office, unless he is traveling on Company business. The Executive shall serve at the direction of and report to the Chief Executive Officer of the Company and MCY, or such other officer of the Company as the Chief Executive Officer shall from time to time designate and shall perform the following duties, in addition to those which may from time to time be prescribed by the Board of Directors or bylaws of the Company and MCY:

         (i)      Creation  and   implementation   of  an  overall   group  wide
                  Technology and NeTrax Division structure, with a financial plan and profit and loss accountability for same;

         (ii) Creation of and responsibility and accountability for a sales force to exploit Company owned and/or licensed technology and intellectual properties, including but not limited to NeTrax technology and derivatives and improvements thereon;

         (iii)    Advice to the Board of the  Company  and MCY with  respect  to
                  Technology  and  NeTrax   purchases,   licensing,   sales  and
                  exploitation;

         (iii) Establishment of strategic relationships and identification of synergistic acquisitions; and

         (iv) Promotion of the Corporation, its Digital Rights Management and Copy Protection technologies as a secure and legal platform for the distribution of music and other forms of entertainment.

         3.       COMPENSATION.

                  3.1 BASE SALARY. For Executive's services hereunder, the Company shall pay to Executive an initial salary which, when annualized, would be equal to $150,000 per annum (such amount is referred to herein as the "Base Salary"). The Base Salary shall be payable in equal installments in conformity with the Company's normal payroll period. The Base Salary shall increase to $175,000 per annum commencing on December 7, 2001, to $200,000 commencing December 7, 2002 and to $225,000 commencing December 7, 2003. Notwithstanding the foregoing, nothing herein shall require the Company to employ the Executive during the entire Term of the Agreement or limit the Company's ability to terminate the Executive's employment as provided herein.

                  3.2 BONUS. The Executive shall be eligible to receive bonus compensation of $50,000 per annum, payable $12,500 on each three month anniversary of this Agreement. The Bonus shall only be paid if Executive successfully completes pre-established goals, copies of which are annexed hereto as Exhibit A. Notwithstanding the foregoing, Executive shall be guaranteed payment of the first $12,500 Bonus. The Company shall not be obligated to pay Executive bonus compensation during any quarter in which he fails to meet or complete the pre-established goals.

                  3.3 STOCK OPTIONS. In connection with the execution of this Agreement, the Company shall cause MCY to issue to Executive options to purchase up to 250,000 shares of MCY's common stock, par value $.001 per share, at an exercise price of $6.00 per share, pursuant to MCY's 1999 Stock Incentive Plan (the "Plan"). These options shall vest over a period of thirty-six months commencing on the date of this Agreement as set forth on the annexed Stock Option Agreement.

         4.       EXECUTIVE BENEFITS.

                  4.1 OTHER BENEFITS. During the Term, Executive shall be entitled to receive other perquisites and fringe benefits in accordance with the plans and policies of the Company, including, without limitation, medical insurance, disability and life insurance, participation in retirement and savings plans, and other such perquisites and fringe benefits generally made available by the Company to its executives and key management Executives, subject to and on a basis consistent with the terms, conditions, and overall administration of such plans and policies.

                  4.2 VACATION. Executive shall be entitled to two weeks paid vacation per annum as is consistent with the Company's policies for its senior management. The Executive shall additionally be paid for up to five (5) sick days and all traditional holiday vacation days in accordance with Company policy and US Law.

         5. INSURANCE. The Company shall have the right to apply for and take out, in the Company's own name or otherwise, at the Company's expense, life, health, accident, or other insurance covering Executive, in any amount the Company deems necessary to protect the Company's interest hereunder, and Executive shall have no right, title or interest in or to any such insurance. Executive shall assist the Company in obtaining such insurance by submitting to usual and customary medical and other examinations and by signing such applications, statements and other instruments as may be reasonably required by any insurance company. The Executive shall be covered by the Company's Officer and Director Liability Insurance Plan.

         6. EXPENSES. During the Term, Executive shall be entitled to receive reimbursement for all reasonable business expenses incurred by him (in accordance with the policies and procedures from time to time adopted by the Board of Directors of the Company for its senior executives) in performing services hereunder, provided that Executive properly accounts therefor in accordance with such policy and procedures. All expenses over $5,000 in any calendar month shall be pre-approved in writing by the Chief Executive Officer of the Company. In addition, the Company shall pay for coach airfare for Executive to travel to and from his home in Colorado. All airport transfers shall be paid by the Executive. The Company shall make an apartment available in New York while he is employed with the Company. In connection therewith, the Company agrees to pay for such housing cost in an amount not to exceed $1,500 per month plus any brokerage commission which may be due to locate an apartment.

         7. DEDUCTIONS AND WITHHOLDINGS. All amounts payable or which become payable under any provision of this Agreement shall be subject to any deductions authorized by Executive and any deductions and withholdings required by law.

         8.       TERMINATION.

                  8.1 DEATH. This Agreement shall terminate immediately upon Executive's death, unless sooner terminated hereunder, subject to Section 8.6
(a) below.

                  8.2 TERMINATION BY THE COMPANY WITH CAUSE. The Company shall have the right to terminate Executive's employment hereunder for Cause, subject to Section 8.6 (c) and (d) below, which Cause is not cured within thirty (30) days after receipt of written notice thereof by the Executive from the Company. For purposes of this Agreement, "Cause" means (a) the failure by Executive substantially to perform his duties or obligations hereunder; (b) Executive engaging in misconduct which is materially injurious to the Company; (c) Executive's conviction of a crime of moral turpitude; or (d) Executive's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent jurisdiction of a crime constituting a felony.

                  8.3 TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate Executive's employment hereunder without Cause at any time during the Term of this Agreement, subject to Section 8.6 (b) and (d) below.

                  8.4 DISABILITY. If Executive shall be unable to perform his services hereunder by reason of illness or other incapacity, his failure so to perform his duties will not be grounds for terminating his employment for Cause by the Company; provided, however, should the period of such incapacity exceed three months, or if on 50% or more of the normal working days throughout six (6) consecutive months Executive is unable to perform his duties fully due to such incapacity, then the Company may terminate his employment hereunder, subject to
Section 8.6 (a) and (d) below.

                  8.5 TERMINATION BY THE EXECUTIVE. In the event that the Executive terminates this Agreement, all rights and obligations of the Company hereunder shall thereupon immediately terminate, as set forth in Section 8.6 (c) and (d) below.

                  8.6      EFFECT OF TERMINATION.

                           (a) Upon termination of this Agreement or Executive's employment hereunder pursuant to Sections 8.1 or 8.4 hereof, all compensation and benefits payable by the Company hereunder subsequent to the date of death or disability shall be immediately terminated; provided, however, Executive or his estate, as the case may be, shall be entitled to receive any payments under any applicable life or disability insurance plans. Such payments, if any, shall be made at the time and in accordance with the terms and conditions of such plans.

                           (b) Upon termination of Executive's employment pursuant to Section 8.3 hereof, within 10 days after such termination Executive shall be entitled to receive a payment equal to three months of the Executive's Base Salary plus payment of the first guaranteed bonus payment of $12,500, if termination occurs within three months from the date hereof. If termination pursuant to Section 8.3 occurs during the period commencing six months from the date hereof and ending one year from the date hereof, Executive shall be entitled to receive a payment equal to six months of the Executive's Base Salary. If termination pursuant to Section 8.3 occurs after the date which is one year from the date hereof, Executive shall be entitled to receive a payment equal to twelve months of the Executive's Base Salary.

                           (c) Upon termination of Executive's employment pursuant to Sections 8.2 or 8.5 hereof, Executive shall not be entitled to receive any payment subsequent to the date of such termination.

                           (d) Notwithstanding the termination of this Agreement or any provision herein to the contrary, the Executive shall in all events be subject to the Confidentiality Agreement (as hereinafter defined) after the termination of this Agreement pursuant to its terms.

         9.       GENERAL PROVISIONS.

                  9.1 NOTICES. All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person or mailed by certified mail, return receipt requested, to the address as included in the Company's records or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. Any party hereto may change its or his address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the manner aforesaid to the other party hereto.

                  9.2 BENEFIT OF AGREEMENT AND ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns; provided, however, that Executive may not assign any of his rights or duties hereunder except upon the prior written consent of the Board of Directors of the Company.

                  9.3 APPLICABLE LAW. This Agreement is made in and is to be governed by and construed under the laws of the State of New York.

                  9.4 CAPTIONS. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience of reference only and are not intended to be part of or to effect the meaning or interpretation of this Agreement.

                  9.5 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

                  9.6 ENTIRE AGREEMENT. This Agreement and the annexed Stock Option Agreement contain the entire Agreement of the parties, and supersede any and all other Agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or Agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodies herein, and that no other Agreement, statement or promise not contained in this Agreement shall be valid or binding.

                  9.7 AMENDMENTS. This Agreement may be modified or amended only by an Agreement in writing signed by the Company and Executive.

                  9.8 WAIVER. No waiver of any provision hereof shall be valid unless made in writing and signed by the party making the waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

                  9.9   REPRESENTATIONS   AND  WARRANTIES.   Each  party  hereto
represents and warrants that it or he has the power and authority to execute and deliver this Agreement and to perform its or his obligations hereunder.

                  9.10 COMPLIANCE WITH LAWS AND POLICIES. Executive agrees that he will at all times comply strictly with all applicable laws and all current and future policies of the Company, including but not limited to those set forth in Section 10 below.

                  9.11 ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement, other than matters pertaining to injunctive relief, including, without limitation, temporary restraining orders, preliminary injunctions and permanent injunctions, shall, upon the written demand of either party served upon the other party, be submitted to arbitration. Such arbitration shall be held in the City of New York, New York, and conducted in accordance with the Rules of the American Arbitration Association.

         10.  RESTRICTIONS   RESPECTING  CONFIDENTIAL   INFORMATION,   COMPETING
BUSINESSES, ETC.


                  10.1 The Executive acknowledges and agrees that by virtue of the Executive's position and involvement with the business and affairs of the Company and MCY, the Executive will develop substantial expertise and knowledge with respect to all aspects of the business, affairs and operations of the Company and MCY and will have access to significant aspects of the business and operations of the Company and MCY and to Confidential and Proprietary Information (as such term is hereinafter defined). The Executive acknowledges and agrees that the Company will be damaged if the Executive were to breach any of the provisions of this Section 10 or if the Executive were to disclose or make unauthorized use of any Confidential and Proprietary Information. Accordingly, the Executive expressly acknowledges and agrees that the Executive is voluntarily entering into this Agreement and that the terms, provisions and conditions of this Section 10 are fair and reasonable and necessary to adequately protect the Company and its interests and those of its shareholders.

                  10.2 For purposes of this Agreement, the term "Confidential and Proprietary Information" shall mean any and all (i) confidential or proprietary information or material not in the public domain about or relating to the business, operations, assets, financial condition, plans and/or prospects of the Company or MCY or any of their respective subsidiaries or any of their respective trade secrets, including, without limitation, research and development plans or projects; computer materials such as programs, instructions and printouts and any source codes, object codes and algorithms; formulas; product testing information; business improvements, processes, marketing and selling strategies; strategic business plans (whether pursued or not); budgets; unpublished financial statements; licenses; pricing, pricing strategy and cost data; information regarding the skills and compensation of executives; the identities of clients and potential clients; intellectual property rights and strategies regarding intellectual property including any work on any patents, trademarks, tradenames or universal resource locators, prior to any filing or the use thereof in commerce; financing terms and strategies; the terms of contractual concepts with artists and other third parties, pricing, timing, sales terms, methods, practices, strategies, forecasts; and (ii) any other information, documentation or material not in the public domain by virtue of any action by or on the part of the Executive, the knowledge of which gives or may give the Company, MCY or any of their respective subsidiaries a competitive advantage over any entity not possessing such information. For purposes hereof, the term Confidential and Proprietary Information shall not include any information or material (i) that is known to the general public other than due to a breach of this Agreement by the Executive or (ii) was disclosed to the Executive by a person or entity who the Executive did not reasonably believe was bound to a confidentiality or similar agreement with the Company.

                  10.3 The Executive hereby covenants and agrees that, while the
Executive is employed by the Company and thereafter, unless otherwise authorized by the Company in writing, the Executive shall not, directly or indirectly, under any circumstance: (i) disclose to any other person or entity any Confidential and Proprietary Information (other than in the regular course of the Executive's duties to the Company for the benefit of the Company), other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company; (ii) act or fail to act so as to impair the confidential or proprietary nature of any Confidential and Proprietary Information; (iii) use any Confidential and Proprietary Information other than for the sole and exclusive benefit of the Company; or (iv) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any Confidential and Proprietary Information. Following the Employment Term, the Executive shall return all documents, records and other items containing any Confidential and Proprietary Information to the Company (regardless of the medium in which maintained or stored), without retaining any copies, notes or excerpts thereof, or at the request of the Company, shall destroy such documents, records and items (any such destruction to be certified by the Executive to the Company in writing). Following the Employment Term, the Executive shall return to the Company any property or assets of the Company in the Executive's possession.

                  10.4 The Executive covenants and agrees that, while the Executive is employed by the Company and for any period that the Company is paying severance to the Executive hereunder or for a period of one (1) year if the Executive's employment hereunder is terminated for Cause, if applicable, the Executive shall not, directly or indirectly, manage, operate or control, or participate in the ownership, management, operation or control of, or otherwise become interested in (whether as an owner, stockholder, partner, lender, consultant, executive, officer, director, agent, supplier, distributor or otherwise) any business which is competitive with the business of the Company, MCY or any of their respective subsidiaries or, directly or indirectly, induce or influence any Person that has a business relationship with the Company, MCY or any of their respective subsidiaries, to discontinue or reduce the extent of such relationship. For purposes of this Agreement, the Executive shall be deemed to be directly or indirectly interested in a business if he is engaged or interested in that business as a stockholder, director, officer, executive, agent, partner, individual proprietor, consultant, advisor or otherwise, but not if the Executive's interest is limited solely to the ownership of not more than five percent (5%) of the securities of any class of equity securities of a corporation or other Person whose shares are listed or admitted to trade on a national securities exchange or are quoted on NASDAQ or a similar means if NASDAQ is no longer providing such information.

                  10.5 While the Executive is employed by the Company and for one (1) year after the Executive ceases to be employed by the Company, the Executive shall not, directly or indirectly, solicit to employ or employ for himself or others any Executive of the Company or MCY or any subsidiary of the Company or MCY who was an Executive of the Company or any subsidiary of the Company or MCY as of the date of the termination of the Executive's employment with the Company or during the preceding six (6) month period, or solicit any such Executive to leave such Executive's employment or join the employ of another, then or at a later time.

                  10.6 The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Company with any broader, further or other remedy or protection than those provided herein.

                  10.7  Because  the  breach  of any of the  provisions  of this
Section 10 may result in immediate and irreparable injury to the Company for which the Company may not have an adequate remedy at law, the Company shall be entitled, in addition to all other rights and remedies available to it at law, in equity or otherwise, to a decree of specific performance of the restrictive covenants contained in this Section 10 and to a temporary and permanent injunction enjoining such breach (without being required to post a bond or furnish other security or to show any damages).

                  10.8 In the event the Executive challenges this Agreement and an injunction is issued staying the implementation of any of the restrictions imposed by

Secion 10 hereof, the time remaining on the restrictions shall be tolled until the challenge is resolved by final adjudication, settlement or otherwise.

         IN WITNESS WHEREOF, this Agreement is executed on the day and year first above written.

MCY MUSIC WORLD, INC.                          EXECUTIVE



By /s/ Bernhard Fritsch                        By: /s/ Nick Kromenacker
   -------------------------                      ------------------------
   Bernhard Fritsch, President                    Nick Kromenacker